Joint Filer Information

Each of the following joint filers has designated Greenhill Capital Partners, LLC as the “Designated Filer” for purposes of Item 1 of the attached Form 3:

1.	GCP Managing Partner, L.P.
300 Park Avenue, 23rd Floor
New York, NY 10022

2.	GCP, L.P.
300 Park Avenue, 23rd Floor
New York, NY 10022

3.	Greenhill & Co., Inc.
300 Park Avenue, 23rd Floor
New York, NY 10022

4.	GCP 2000, LLC
300 Park Avenue, 23rd Floor
New York, NY 10022

5.	Greenhill Capital Partners, L.P.
300 Park Avenue, 23rd Floor
New York, NY 10022

6.	Scott L. Bok
300 Park Avenue, 23rd Floor
New York, NY 10022

7.	Robert F. Greenhill
300 Park Avenue, 23rd Floor
New York, NY 10022

Issuer and Ticker Symbol: GSL

Date of Event Requiring Statement: June 2, 2004

GCP 2000, LLC

GCP MANAGING PARTNER, L.P.
By:	Greenhill Capital Partners, LLC, its general partner

GCP, L.P.
By:	GCP 2000, LLC, its general partner

GREENHILL CAPITAL PARTNERS, L.P.
By:	GCP, L.P., its general partner
By:	GCP 2000, LLC, its general partner

and

By:	GCP Managing Partner L.P., its managing
general partner
By:	Greenhill Capital Partners, LLC, its general
partner

By:	/s/ Robert H. Niehaus

Name: Robert H. Niehaus
Title: Chairman

GREENHILL & CO., INC.

By:	/s/ Scott L. Bok

Name: Scott L. Bok
Title: U.S. President

Signature:	/s/ Scott L. Bok

Scott L. Bok

Signature:	/s/ Robert F. Greenhill

Robert F. Greenhill

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